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                                                                     EXHIBIT 1.1


                        AMENDED UNDERWRITING AGREEMENT

            THIS AMENDED UNDERWRITING AGREEMENT (this "Agreement") is entered into as of _________, 1998, among CYBERNET INTERNET SERVICES INTERNATIONAL, INC., a Delaware corporation (the "Company"), and BERLINER EFFEKTENBANK AG, a German corporation ("BEB").

                                   BACKGROUND

            The Company proposes to issue and sell through BEB 1,500,000 shares (the "Securities") of its common stock par value $ 0.001 per share ("Common Stock") on a "best efforts, all-or-none" basis (the "Offering").

            In furtherance of the foregoing, the Company and BEB hereby agree as follows:

                                    SECTION 1
                               SALE OF SECURITIES

            The Company proposes to issue and sell the Securities to the public through BEB, as underwriter, at an offering price of US$____ per share in consideration for which the Company shall pay BEB, at the Closing (as defined below), a commission equal to six percent (6 %) of the aggregate purchase price of the Securities.

                                    SECTION 2
                              PAYMENT AND DELIVERY

            2.1. The Company hereby appoints BEB as its exclusive agent (subject to BEB's right to designate selected dealers who may participate in the Offering) for a period (the "Offering Period") of forty-five (45) days from the date on which the Registration Statement (as hereinafter defined) becomes effective (the "Effective Date"), to sell the Securities on a "best-efforts, all-or-none" basis; provided however, the Company and BEB, by their mutual written consent, may extend the Offering Period for an additional period of up to thirty (30) days. The Company and BEB, at any time, may agree to terminate the Offering prior to the end of the Offering Period. BEB, on the basis of the

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representations and warranties contained herein, and subject to the terms and conditions set forth herein, accepts such appointment and agrees to use its best efforts to find purchasers for the Securities. BEB, as agent for the Company, shall offer the shares of Common Stock to the public at a price of US$ _______ per share. If, at or prior to the end of the Offering Period, subscriptions are received aggregating more than the Securities, then BEB shall allocate the Securities among the subscribers on a first come first served basis. In the event the Offering is over subscribed the Company will sell up to an additional 300,000 shares in the Offering, on the same terms and at the same price.

            2.2 Until all of the Securities have been subscribed and paid for, all subscription amounts shall be deposited no later than noon on the business day next following their receipt by BEB or any participating Selected Dealer (as hereinafter defined), directly into a escrow account which shall be established pursuant to an escrow agreement substantially in the form annexed hereto as Exhibit A (the "Escrow Agreement")

            2.3 Promptly after the Effective Date, (i) the Company shall deliver to its transfer agent (the "Transfer Agent") certificates which will be used to represent the Securities to be sold hereunder through BEB; and (ii) the Company shall instruct the Transfer Agent to deliver a certificate evidencing the Securities (or shall electronically transfer evidence of the Securities) to Depositary Trust Company for deposit into the account of BEB's clearing firm for the benefit of BEB on the Closing Date.

            2.4 If all of the Securities are not sold within the Offering Period, this Agreement automatically shall terminate, the Securities held by BEB shall be returned to the Transfer Agent, and all amounts in the Escrow Account shall be distributed in accordance with the Escrow Agreement.

            2.5 If all of the Securities have been subscribed for and payment therefor has been tendered prior to the expiration of the Offering Period, BEB promptly shall give written notice (the "Notice") to the Company and the Transfer Agent so indicating and setting forth (i) the amount of BEB's commission, (ii) the time and date (which date shall be no later than seventy-five (75) days after the Effective Date) on which the closing (the "Closing") shall take place (the "Closing Date"), and (iii) a written statement reflecting each subscription which identifies, among other things, the name and address of each subscriber, the number of Securities allocated to each subscriber, the

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amount tendered as payment therefor, and, if the provisions of Section 2.7 below are applicable, the amount equal to the aggregate price of that number of Securities for which such subscription is not being accepted. The Closing shall take place at the offices of BEB, Kurfurstendamm 119, 10711 Berlin, Germany, or at such other place as BEB and the Company shall agree.


            2.6 At the Closing, (i) the escrow agent shall deliver and remit to the Company from the escrow account the purchase price of such Securities, less BEB's commission, and (ii) the Company shall instruct Depositary Trust Company to deposit the Securities into the account of BEB's clearing firm for the benefit of BEB. Upon receipt of the Securities, BEB shall deliver to each purchaser certificates representing the Securities sold to each purchaser (or shall electronically transfer evidence of ownership to each such purchaser).

            2.7 If, prior to the end of the Offering Period, subscriptions are received aggregating more than the Securities, then (i) BEB shall allocate the Securities among the subscribers on a first come first served basis and (ii) the escrow agent shall remit to those subscribers whose subscriptions are not being accepted, in whole or in part, an amount of money equal to the price of that number of Securities for which such subscription is not being accepted.

                                    SECTION 3
               OFFERING OF THE SECURITIES ON BEHALF OF THE COMPANY

            3.1. In offering the Securities for sale, BEB shall offer the Securities solely as agent for the Company, and such offering shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus (each as hereinafter defined). BEB shall commence offering the Securities for sale as agent for the Company as soon after the Effective Date as BEB may deem advisable; provided, however, if BEB does not commence such offering within three (3) business days after the Effective Date, it promptly shall so advise the Company and the Securities and Exchange Commission (the "Commission").

            3.2. In accordance with the applicable provisions of the Registration Statement (as hereinafter defined) and this Agreement, BEB may offer and sell the Securities for the account of the Company through registered dealers selected by BEB (the "Selected Dealers"), and may allow such concessions (out of the underwriting commission) to the Selected Dealers as BEB may determine. All

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     sales by Selected Dealers shall be on behalf of the Company. BEB shall have the authority to appoint Selected Dealers as agents for the Company; provided, however, no Selected Dealer shall be appointed by BEB unless such Selected
Dealer has entered into a Selected Dealers Agreement in the form approved by the Company. In no event shall Selected Dealers be agents or sub-agents of BEB. Except as herein provided, the Company shall not appoint any other agents in offering the Securities for sale.


            3.3. BEB represents, warrants, and covenants that, as part of the distribution of the Securities, it has not offered or sold, and will not, offer, sell, or deliver, directly or indirectly, any of the Securities or distribute any prospectus relating to the offering of the Securities within the United States or to any U.S. Person (as defined below). In addition, BEB has agreed that it will offer to sell Securities only in compliance with all relevant requirements of any applicable laws. As used herein, the term "U.S. Person" means any resident or national of the United States, any corporation, partnership, or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States income taxation regardless of the source of its income (other than the foreign branch of any U.S. Person), and includes any United States branch of a person other than a U.S. Person.

            3.4. BEB agrees that (i) it will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which will not involve an offer to the public in the United Kingdom within the meaning of the Public Offers of the Securities Regulations 1995 ("the Regulations"); (ii) it will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from, or otherwise involving the United Kingdom; and (iii) it will only issue or pass on to any person in the United Kingdom any document received by it in connection with the offer of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                                    SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

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            The Company represents and warrants that:

            4.1. A registration statement (File No. 333-63755) on Form S-1 relating to the Offering, including a form of prospectus subject to completion, copies of which have heretofore been delivered to BEB has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder by the Commission (the "Rules and Regulations"), and has been filed with the Commission under the Act. In addition, one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, (i) if the Commission has declared such registration statement (as it may have been amended) to be effective under the Act, then the Company, if required, will file with the Commission a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and as has been furnished to and approved by BEB prior to the execution of this Agreement; or (ii) if the Commission has not declared such registration statement (as it may have been amended) to be effective under the Act, then the Company will file with the Commission an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by BEB prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto, and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as defined below); the term "Preliminary Prospectus" means each prospectus subject to completion, filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the Prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented after the effective date of such registration statement and prior to the Closing Date, then the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, or both, as the case may be.

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            4.2. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            4.3. The Company and its subsidiaries as set forth in the Prospectus (collectively, "Subsidiaries"), each has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in all other jurisdictions in which the nature of its businesses or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties, or financial condition.


     4.4. The authorized, issued, and outstanding capital stock of the Company as of September 30, 1998 is as set forth in the Prospectus under the heading "Capitalization", and the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued, and are fully paid and non-assessable. Except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The capital stock of the Company conforms to all statements relating thereto contained in the Registration Statement and Prospectus.


            4.5. The Securities are duly authorized, and when issued, delivered, and paid for pursuant to this Agreement, shall be validly issued, fully paid and non-assessable, and free of pre-emptive rights of any security holder of the Company. Except as described in the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of the sale or transfer of any shares of Common Stock.

            4.6. This Agreement has been duly and validly authorized, executed, and delivered by the Company. The Company has full power and lawful authority to authorize, issue, and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein. No consent, approval, authorization, or other order of any governmental authority is required in connection with

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the authorization, execution, and delivery of this Agreement or with the authorization, issuance, and sale of the Securities, except as may be required under the Act or state securities laws.

            4.7. Except as described in the Prospectus, (i) neither the Company nor its Subsidiaries are in violation, breach, or default of or under, and the consummation of the transactions herein contemplated and the fulfilment of the terms of this Agreement shall not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or its Subsidiaries are a party or by which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or its Subsidiaries is subject; and (ii) the consummation of the transactions contemplated herein and the fulfilment of the terms of this Agreement shall not result in any violation of the provisions of the articles of incorporation or the by-laws of the Company or its Subsidiaries, or any statute, or any applicable order, rule, or regulation of any court, regulatory authority, or other governmental body having jurisdiction over the Company or its Subsidiaries.

            4.8. Subject to the qualifications stated in the Prospectus, the Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, or restrictions, except such as are not materially significant or important in relation to the business of the Company taken as a whole. All of the material leases and subleases under which the Company or its Subsidiaries are the lessor or sublessor of properties or assets, or under which the Company or its Subsidiaries hold properties or assets as lessee or sublessee as described in the Prospectus, are in full force and effect; except as described in the Prospectus, neither the Company nor its Subsidiaries are in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the rights of the Company or its Subsidiaries as lessor, sublessor, lessee, or sublease under any of such leases or subleases; and the Company or its Subsidiaries owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

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     4.9. Schitag Ernst & Young, AG and Ernst & Young, Wirtschaftsprufungs -
und Steuerberatungsgesellschaft MBH, have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement which are incorporated in the Prospectus; with respect to the Company and its Subsidiaries, Schitag Ernst & Young, AG and Ernst & Young, Wirtschaftsprufungs - und Steuerberatungsgesellschaft MBH, are independent public accounting firms as required by the Act and the Rules and Regulations.


            4.10. The financial statements, together with related notes and schedules, if any, set forth in the Prospectus and the Registration Statement fairly present the financial position and results of operations and changes in cash flow position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates and for the respective periods to which they apply. Said statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

            4.11. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth in or contemplated by the Prospectus (i) neither the Company nor its Subsidiaries have incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company or its Subsidiaries; (ii) there has not been any change in the capital stock of the Company or its Subsidiaries, any incurrence of short-term or long-term debt by the Company or its Subsidiaries, any issuance of options, warrants, or other rights to purchase the capital stock of the Company or its Subsidiaries, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of the Company or its Subsidiaries which would be material to the business or financial condition of the Company; and (iii) neither the Company nor its Subsidiaries have become a party to, and neither the business nor the property of the Company or its Subsidiaries have become the subject of, any material litigation, whether or not in the ordinary of business.

            4.12. Except as set forth in the Prospectus, there is not now pending or threatened any action, suit, or proceeding in which the Company or its Subsidiaries is a party, before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, net worth, or properties of the Company or its Subsidiaries, nor are

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there any pending or threatened actions, suits, or proceedings related to environmental matters or discrimination on the basis of age, sex, religion, or race; and no labour disputes involving the employees of the Company or its Subsidiaries exist or are imminent which might be expected to adversely affect the conduct of the business, property, or operations of the Company or its Subsidiaries or the financial condition or results of operations of the Company or its Subsidiaries.

            4.13. Except as disclosed in the Prospectus, the Company and its Subsidiaries have sufficient licenses, permits, and other governmental authorizations currently required for the conduct of their business or the ownership of their properties as described in the Prospectus and are in all material respects complying therewith. In addition, except as otherwise described in the Prospectus, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights, and licenses necessary for the conduct of such business, and have not received any notice of conflict with the asserted rights of others in respect thereof. To the Company's knowledge, none of the activities or businesses of the Company or its Subsidiaries are in violation of, or cause the Company or its Subsidiaries to violate, any law, rule, regulation, or order of the United States or any state, county, or locality, or any agency or body of the United States or any state, county, or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, results of operations, or net worth of the Company or its Subsidiaries.

            4.14. Neither the Company nor its Subsidiaries, directly or indirectly, (i) in violation of law, have made any contributions to any candidate for political office or failed to disclose fully any such contributions, or (ii) have made any payment to any state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

            4.15. All contracts and other documents of the Company and its Subsidiaries which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

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            4.16. The Company and its Subsidiaries, directly or indirectly, have not taken and shall not take any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities hereby.

            4.17. Except for the Subsidiaries, the Company has no subsidiaries or investments in, and has not made any loans or advances to, any other corporation, partnership, or other entity.

            4.18. The Company has not entered into any agreement or understanding pursuant to which any person, either directly or indirectly, is entitled to compensation from the Company or any principal stockholders, officers, or directors of the Company for services as a finder in connection with the offering of Securities contemplated by this Agreement.

                                    SECTION 5
                            COVENANTS OF THE COMPANY

            The Company covenants and agrees with BEB that:

            5.1. The Company shall use its best efforts to cause the Registration Statement to become effective. If required, the Company shall file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company shall so advise BEB. The Company, at no time, whether before or after the Effective Date, shall file any amendment to the Registration Statement or amendment or supplement to the Prospectus without first advising BEB of such filing and without furnishing BEB with a copy thereof. No such amendment or supplement shall be filed if BEB or BEB's counsel has objected in writing to such filing or if such filing is not in compliance with the Act and the Rules and Regulations. At the request of BEB, made any time prior to the expiration of the Offering Period, the Company shall prepare and file with the Commission, promptly upon BEB's request, any amendments or supplements to the Registration Statement or Prospectus in compliance with the Act which, in BEB's opinion, may be necessary or advisable in connection with the sale of the Securities.

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            5.2. As soon as the Company is advised thereof, the Company shall advise BEB and confirm such advice in writing (i) of the receipt of any comments of the Commission with respect to any filing in connection with the Registration Statement or supplement to the Prospectus, (ii) of the effectiveness of any post-effective amendment to the Registration Statement, (iii) of the filing of any supplement to the Prospectus or any amended Prospectus, (iv) of any request made by the Commission for amendment of the Registration Statement, for supplementing of the Prospectus, or for additional information with respect thereto, or (v) of the issuance (or threat thereof) by the Commission or any state or regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or suspending the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

            5.3. The Company has caused to be delivered to BEB copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes BEB and the Selected Dealers (collectively, the "Dealers") to use the Prospectus in connection with the sale of the Securities for such period as, in the opinion of counsel to BEB, the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. If, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by any of the Dealers, (i) it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, or (ii) any event happens of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which, in the opinion of counsel for the Company or counsel for BEB, should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities, not then misleading in any material respect, then the Company promptly will notify BEB and forthwith prepare and furnish to BEB copies of such amended Registration Statement or Prospectus or of such supplement to be attached to the Prospectus, in such quantities as BEB may reasonably request, in order that the Registration Statement and Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Registration Statement and Prospectus, in the light of the circumstances

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under which they are made, not misleading in any material respect. The preparation and furnishing of any such amendment or supplement to the Registration Statement or Prospectus shall be without expense to BEB.

            5.4. The Company shall comply with the Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, in connection with the offering and issuance of the Securities.

            5.5. On the Effective Date and at all times subsequent thereto up to the Closing Date, (i) the Registration Statement and Prospectus shall conform in all material respects to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, the Company makes no representations, warranties, or agreements as to information contained in or omitted from the Registration Statement of Prospectus in reliance upon, and in conformity with, information furnished to the Company by or on behalf of BEB.

            5.6. The Company shall use its best efforts (i) to cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of the Offering and shall notify BEB, in writing, immediately upon the effectiveness of such registration statement, and
(ii) if requested by BEB, to obtain and keep current a listing in the Standard & Poor's Corporation Records, Standard and Poor's Monthly Stock Guide, and Moody's Industrial OTC Manual, and to have the Company listed in such reports for a period of not less than ten (10) years from the Closing Date.

            5.7. For so long as the Company is a reporting company under either
Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, shall furnish to its stockholders an annual report (including financial statements audited by independent public accountants) in reasonable detail and, at its expense, shall furnish to BEB during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries, as of the end of such fiscal year, together with statements of income, surplus, and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three (3) fiscal quarters of each fiscal year, consolidated

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summary financial information of the Company for each such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed, except such reports and financial statements which may have been granted "confidential treatment" under the Exchange Act or under any other applicable law, rule, or regulation; and (v) such other information as BEB, from time to time, may request, but only to the extent such information is not material, non-public information. In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

            5.8. The Company shall comply with all periodic reporting and proxy solicitation requirements under the Exchange Act.

            5.9. The Company shall deliver to BEB on or before the Closing Date two (2) signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and all amendments thereto, and shall deliver to BEB such number of conformed copies of the Registration Statement, including such financial statements (but without exhibits) and all amendments thereto, as BEB may request. The Company shall deliver to or upon the order of BEB from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as BEB may request. The Company shall deliver to BEB on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as BEB from time to time may request.

            5.10. The Company shall apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus under the heading "Use of Proceeds", and shall file such reports with the Commission with respect to the sales of the Securities and the application of the proceeds therefrom as may be required under the Act.

            5.11. Upon the Effective Date, the Company shall make all filings required, including registration under the Exchange Act, to obtain the listing of the Common Stock on the Neue Markt at the Frankfurt Stock Exchange, and shall use its best efforts to maintain such listings for at least ten (10) years from the date of this Agreement. With respect to the listing of the Common Stock on the Neue Markt at the Frankfurt Stock Exchange the Company shall cause its stockholders, who are currently part of or related to the management of the Company, not to sell or offer to sell their shares or shares held in their names in the Company for a period of six months beginning on the first day on which shares of the Company's common stock are traded on the Neue Markt. The Stockholders subject to the restrictions set forth in the previous sentence are the following person:

            Andreas Eder, Holger Timm, Cybermind AG, Rudolf Strobl, Dr. Alessandro Giacalone, Christian Moosmann, Hans Bergbreiter, Dave Morton, Todd Ferguson, Verena Czerny and Franz Eder.

            5.13. The Company shall not take, directly or indirectly, any action designed to, or which constitutes, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities.

            5.14. The Company shall not effect a change in its accounting firm, except to a internationally recognized accounting firm, for a period of five (5) years from the Effective Date without the prior written consent of BEB.

            5.15. During the Offering Period and for a twenty-five (25) day period thereafter, the Company shall not issue press releases or engage in other publicity without the prior written consent of BEB which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company may issue such press releases to comply with its obligations under applicable securities laws.

            5.16. On the Closing Date, all transfer or other taxes (including franchise, capital stock, or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Securities through BEB hereunder shall have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

                                    SECTION 6
                      CONDITIONS TO THE OBLIGATIONS OF BEB

            The obligations of BEB to act as agent of the Company hereunder, to find purchasers for the Securities, and to consummate the transactions contemplated on the Closing Date, are subject to the accuracy of (as of the date hereof and as of the Closing Date) and compliance with the covenants, representations and warranties of the Company contained herein, the performance by the Company of its obligations hereunder, and the following conditions:

            6.1. BEB shall have received notice of the effectiveness of the Registration Statement not later than 9:30 a.m., New York time, on the day following the date of this Agreement, or at such later time or on such later date as to which BEB may agree in writing; on or prior to the Closing Date, no stop order denying or suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to BEB's knowledge or to the knowledge of the Company, shall be contemplated by the Commission; and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of BEB. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

            6.2. Prior to the Effective Date and again on and as of the Closing Date, BEB shall have received a letter from Schitag Ernst & Young, Deutsche Allgemeine Treuhand AG, independent public accountants for the Company, substantially in the form approved by BEB, which sets forth for the period from the last unaudited balance sheet included in the Registration Statement to a date not more than five (5) business days prior to the date of such letter (i) changes in the Company's capital stock, (ii) changes in the Company's net assets, and (iii) changes in the Company's long term debt.

            6.3. At the Closing Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date; (ii) the Registration Statement, the Prospectus, and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rule and Regulations and shall conform to the requirements thereof in all material respects, and neither the Registration Statement, the Prospectus, nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) since the respective dates as of which information is given, there shall have been no material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt, or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities or entered into any agreement not in the ordinary course of business, other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit, or proceedings, at law or in equity, shall be pending or threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board, or administrative agency, in the United States or elsewhere, wherein an unfavourable decision, ruling, or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations, or general affairs of the Company, and (v) on the Closing Date, BEB shall have received a certificate, signed by the principal financial officer of the Company and by either the Chairman of the Board or the President of the Company, dated as of the Closing Date, evidencing compliance with the provisions of this Section 6.3.

            6.4. All proceedings taken at or prior to the Closing Date in connection with the issuance and sale of the Securities shall be satisfactory in form and substance to BEB and BEB shall have been furnished with all such documents, certificates, and opinions as BEB may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties, or statements of the Company, or its compliance with any of the covenants or conditions contained herein.

                                    SECTION 7
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

            The obligation of the Company to sell and deliver the Securities is subject to the following conditions:

            7.1. The Registration Statement shall have become effective no later than 9:30 a.m., New York time, on the day following the date of this Agreement, or on such later date as the Company and BEB may agree in writing.

            7.2. At the Closing Date, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act, and no proceedings therefor shall have been initiated or threatened by the Commission.

                                    SECTION 8
                                 INDEMNIFICATION

            8.1. The Company agrees to indemnify and hold harmless BEB against any losses, claims, damages, or liabilities (which, for all purposes of this Agreement, shall include, but shall not be limited to, all reasonable costs of defense and investigations and all reasonable attorneys' fees and disbursements) (collectively, "Liabilities"), to which BEB may become subject under the Act or otherwise, and shall reimburse, as incurred, BEB for any legal or other expenses reasonably incurred in connection with investigating, defending against, or appearing as a third party witness in connection with any Liabilities, insofar as such Liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company shall not be liable in any such case to the extent, but only to the extent, that any such Liability arises out of or is based upon an untrue statement, an alleged untrue statement, an omission, or an alleged omission, made in reliance upon and in conformity with information furnished to the Company by or on behalf of BEB for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

            8.2. BEB will indemnify and hold harmless the Company, each of its directors, each nominee for director named in the Prospectus (if any), each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any Liabilities to which the Company or any such director, nominee, officer, or controlling person may become subject under the Act or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon
(i) a breach of the provisions of Sections 3.3 and 3.4 hereof, or (ii) any untrue statement, or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, BEB shall be liable only to the extent that such untrue statement, alleged untrue statement, omission, or alleged omission contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, was made in reliance upon and in conformity with information furnished to the Company by BEB for use in the preparation thereof. This indemnity will be in addition to any liability which BEB may otherwise have.

            8.3. If, after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, a claim in respect thereof is to be made against the indemnifying party under this Section 8, then such indemnified party promptly shall notify the indemnifying party in writing of the commencement thereof; however, the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party, subject to the provisions stated herein, shall be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, the fees and expenses of such separate counsel shall be at the expense of the indemnifying party if (i) the employment of such separate counsel has been specifically authorized in writing by the indemnifying party, or (ii) the defendants in any such action include both the indemnified and the indemnifying party, and the indemnified party reasonably has concluded that (1) there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, or (2) there may be legal defences available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or parties). It is understood, however, that the indemnifying party, in connection with any one such action, or in connection with any separate but substantially similar or related action in the same jurisdiction arising out of the same general allegations or circumstances, shall not be liable for the fees and expenses of more than one such separate counsel for the indemnified party in all such actions, which counsel shall be designated in writing by the indemnified party. No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which consent shall not be unreasonably withheld.

                                    SECTION 9
                               COST AND EXPENSES.


            9.1. Whether or not the sale of the Securities through BEB is consummated, the Company shall pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to: the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing, and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, and the Prospectus, as amended or supplemented; the cost of printing and furnishing to BEB copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, any fees relating to the listing of the Securities on the Neue Markt at the Frankfurt Stock Exchange or any other securities exchange; the cost of printing the certificates representing the Securities; the fees of the transfer agent; and the cost of publication of a "tombstone" of the Offering. The Company shall pay any and all taxes (including any transfer, franchise, capital stock, or other tax imposed by any jurisdiction) on sales through BEB hereunder. The Company also shall pay all costs and expenses incident to the furnishing of any amended Prospectus or any supplement to be attached to the Prospectus as called for in Section 5.1 of this Agreement.

            9.2. If the transactions contemplated hereby are not consummated by reason of any action of BEB (except an action based upon the Company's breach of any covenant, representation, or warranty contained herein, or because any other condition to BEB's obligations hereunder which is required to be fulfilled by the Company is not fulfilled), the Company shall be liable for the out-of-pocket expenses of BEB up to $25,000, including the legal fees of, and disbursements incurred by, BEB's counsel.

            9.3. If the transactions contemplated hereby are not consummated by reason of a breach by the Company of any covenant, representation, or warranty herein, or (ii) if the Registration Statement is not declared effective by the Commission within six (6) months after the date of the filing of the Registration Statement with the Commission, and the Company elects to discontinue the Offering through BEB, then the Company shall be liable for all out-of-pocket expenses of BEB actually incurred (including the legal fees of and disbursements incurred by BEB's counsel) in connection with the Offering.

            9.4. Except as set forth in the Prospectus, (i) no person, directly or indirectly, is entitled to compensation from the Company, BEB or any other person for services as a finder in connection with the Offering, and (ii) the Company agrees to indemnify and hold harmless BEB against any Liabilities to which BEB may become subject, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the Offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

                                   SECTION 10
                                   TERMINATION

            10.1. BEB may terminate this Agreement, except for Sections 8, 9 and 11.1, at any time prior to the Closing Date, if, in its sole judgement, it is impracticable to offer for sale or to enforce contracts made by BEB for the sale of the Securities hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident, or other calamity, or from any labour dispute or court or government action, order, or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof), (iv) a banking moratorium having been declared by German state authorities, (v) an outbreak of major international hostilities, or other national or international calamity having occurred, (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company; (vii) except as contemplated by the Prospectus, the Company being merged or consolidated into, or acquired by another company or group, or the existence of a binding legal commitment for the foregoing, or any other material change of ownership or control occurs; (viii) the passage of any act or measure by the Congress of the United States or by any state legislative body of similar impact, or the adoption of any orders, rules, or regulations by any governmental body, authoritative accounting institute or board, or any governmental executive, which is reasonably believed by BEB to have a material impact on the business, financial condition, or financial statements of the Company or any subsidiary of or successor to the Company; (ix) any material adverse change in the financial or securities markets, beyond normal market fluctuations, having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus, in the earnings, business prospectus, or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

            10.2. If, at the Closing Date, any of the conditions provided for in
Section 6 shall not have been fulfilled, BEB may terminate this Agreement and all of its obligations hereunder, by notifying the Company of such termination, in writing or by telefax, at or prior to the Closing Date.

            10.3. If BEB elects to terminate this Agreement as provided in this
Section 10, the Company promptly shall be notified by BEB by telephone or telefax, followed by confirmation by letter.

                                   SECTION 11
                                  MISCELLANEOUS

            11.1. The respective indemnities, agreements, representations, warranties, and other statements of and by the Company and BEB, and the undertakings set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of BEB, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment of the Securities and the termination of this Agreement.

            11.2. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

            11.3. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            11.4. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

            11.5. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            11.6. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, fax with electronic confirmation of delivery, internationally-recognized overnight courier company that is able to provide proof or receipt of delivery, or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

            If to BEB:         Berliner Effektenbank AG
                               Attention: Mr. Guido Sandler
                               Kurfurstendamm 119, 10711 Berlin, Germany
                               Tel: 49-30-89 02 13 00
                               Fax: 49-30-89 02 13 99


            If to the Company: Cybernet Internet Services International, Inc.
                               Attention: Mr. Andreas Eder, President
                               Stefan-George-Ring 19, 81929 Munich, Germany
                               Tel: 49-89-99 31 50
                               Fax: 49-89-99 3151 99

            With a copy to:    Powell, Goldstein, Frazer & Murphy, LLP
                               Attention: Joseph M. Berl
                               1001 Pennsylvania Avenue, N. W. - Suite 600 South
                               Washington, D.C. 20004
                               Tel: 202-624-7271
                               Fax: 202-624-7222

            All such notices and other communications will be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (iii) in the case of delivery by internationally-recognized overnight courier, on the business day following dispatch and (iv) in the case of mailing, on the third business day following mailing.

            11.7. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

            11.8. None of the provisions of this Agreement is or will be construed as for the benefit of or enforceable by any person not a party to this Agreement.

            11.9. This Agreement may not be assigned by any party, by operation of law or otherwise.

            11.10. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to conflicts of laws principles.

            11.11. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

            11.12. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            11.13. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

Cybernet Internet Services International, Inc.

By:
        -------------------
        Name: Mr. Andreas Eder
        Title: President

Berliner Effektenbank AG                 Berliner Effektenbank AG

By:
        -------------------------        By:
        Name: Guido Sandler                 --------------------------
        Title: Vorstand                     Name: Dr. Wolfgang Janka
                                            Title: Vorstand

                                ESCROW AGREEMENT



     THIS AGREEMENT is made the 23rd day of November, 1998, among Berliner Effektenbank AG, a German company (the "Underwriter" or the "Company's Agent"), Cybernet Internet Services International, Inc., a Delaware corporation (the "Company) and Reinhart C. Rath, a German certified public notary and attorney at law, (the "Escrow Agent") for the benefit of the Investors (as hereinafter defined).


                              W I T N E S S E T H:


            WHEREAS, the Underwriter is selling to non-US persons (the "Investors") shares of common stock of the Company pursuant to an offering (the "Offering") registered with the Securities and Exchange Commission of the United States of America (the "Commission") and delivering a prospectus as required by the Commission to such Investors; and

            WHEREAS, the Investors are directed in the Prospectus to execute a subscription agreement and send the purchase price of the shares of common stock to the Escrow Agent pending the completion of the Offering and delivery of the shares thereof.

            NOW, THEREFORE, in consideration of the promises made herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. RECEIPT OF FUNDS. The Escrow Agent shall receive from each of the Investors check or wired funds in an amount equal to the price of each share of common stock multiplied by the number of shares purchased by the Investor.

            2. INVESTMENT OF THE FUNDS. The Escrow Agent agrees to invest the funds received by the Investors as follows:

                        a. The funds shall be held for the sole benefit of the
                           Investors,
                        b. The funds shall be invested in one of the following:

                           (i) obligations guaranteed as to principal by the full faith and credit of the United States Government, or

                           (ii) money market funds registered with the Commission under the Investment Company Act of 1940, or

                           (iii) insured deposits in banks insured by the Federal Deposit Insurance Corporation.

                        c. Interest earned on the deposited funds shall be paid
                              to the investor if, and only if, the funds are released to the Investors pursuant to Section 3(b) below.


            3. DISPOSITION OF FUNDS. Until the occurrence of one or more of the following events, the funds held in escrow will be held by the Escrow Agent, and thereafter delivered only as follows:

                        a.          to the Company or its agent, the
                                    Underwriter, if the Escrow Agent has
                                    received a signed representation from the Company, together with evidence acceptable to the Escrow Agent, that the Company has satisfied the conditions imposed by Rule 419 of the Regulations S-K of the Commission, or
                        b. to the Investor, if the Escrow Agent has not received the notice set forth above within 45 days of the effective date of the Offering unless the Offering has been extended for an additional 30 days pursuant to the Registration Statement.


            4. LIMITATIONS OF LIABILITY. The foregoing instructions are subject to the following provisions that are expressly approved by the parties hereto:

                        4.1. Depository duty. The Escrow Agent will be liable as a depository only, and will not be responsible for the sufficiency or accuracy of the form, execution, or validity of any document delivered to it hereunder or any description of the property or other thing contained therein or the identity, authority, or rights of the persons executing or delivering, or purporting to execute or deliver, any such document. The Escrow Agent's duties hereunder are limited to the safekeeping and the delivery of the escrow funds and interest accrued thereon in accordance with this Agreement.

                        4.2. Standard of care. The Escrow Agent will not be liable for any act or omission done in good faith, or for any claim, demand, loss, or damage made or suffered by any party to this Agreement, unless it arose through or was caused by the Escrow Agent's willful misconduct or gross negligence.

                        4.3. Reliance. The Escrow Agent shall in all cases be entitled to rely upon and be fully protected in acting or in refraining from acting under this Agreement in accordance with any and all written notices, demands, directions, orders, or other documents received by it in accordance with this Agreement and believed by it to be genuine and correct and to have been signed or sent by the proper person.

                        4.4. Modification. This Agreement is the only agreement binding on the Escrow Agent relating to the escrow funds and the interest earned thereon, and the Escrow Agent may rely absolutely on it to the exclusion of any and all other agreements between any of the parties hereto.

            5.          MISCELLANEOUS.  It is further agreed as follows:

                        5.1.        Time.  Time is of the essence of this
Agreement.

                        5.2. Notice. All notices or communications required or permitted under this Agreement shall be in writing and shall be deemed duly given if in writing and delivered personally, or sent by reliable overnight delivery service, each method with written receipt or other evidence of delivery requested, to the following addresses (or such other addresses as may be designated in writing):

            (a)          if to the Company:

                                    Cybernet Internet Services International,
                                    Inc.
                                    Stefan-George Ring 23
                                    81929 Munich, Germany
                                    Attention:  Andreas Eder

                         and with a copy to:      Dr. Hubert Besner
                                                  Besner Kreifels Weber
                                                  Widenmayerstr 41
                                                  80538 Munich, Germany


            (b)          if to the Underwriter:

                                    Berliner Effektenbank AG
                                    Kurfuerstendamm 119
                                    10711 Berlin, Germany
                                    Attention:  Mr. Guido Sandler



            (c)          if to Escrow Agent:


                                    Reinhart C. Rath
                                    Hagenstrasse 23
                                    14193 Berlin, Germany

The date of such notice shall be the date it is received by the party it is addressed to.

                        5.3. Binding effect. This Agreement shall be binding on, and inure to the benefit of, the parties and their respective heirs, personal representatives, successors and permitted assigns.

                        5.4 Governing Law. This Agreement is made pursuant to and shall be governed, construed and enforced in all respects and for all purposes by and in accordance with the laws of the Federal Republic of Germany.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered on the date written above.


                                CYBERNET INTERNET SERVICES INTERNATIONAL, INC:




                                By: /s/ ANDREAS EDER
                                    ---------------------------------

                                Name:  Andreas Eder
                                      -------------------------------

                                Title: Chairman, President and Chief
                                       Executive Officer
                                       ------------------------------

                                BERLINER EFFEKTENBANK AG


                                By: /s/ WOLFGANG YANKA
                                    ---------------------------------

                                Name: Wolfgang Yanka
                                      -------------------------------

                                Title:  Director
                                       ------------------------------


Receipt of these instructions is acknowledged and accepted this _____ day of _______________, 1998.





                                By: /s/ REINHART C. RATH
                                    ---------------------------------

                                Name: Reinhart C. Rath
                                      -------------------------------

                                Title: Public Notary and Attorney at Law
                                       ------------------------------